ICE Trade Vault Ultimate Parent and Affiliate Information Notification

SBSR Reporting

Rule 906(b) of the Securities and Exchange Commission 17 CFR Part 242 Regulation SBSR - Reporting and Dissemination of Security-Based Swap Information "requires each participant of a registered SDR to provide information sufficient to identify the participant's ultimate parent(s) and any affiliate(s) of the participant that also are participants of the registered SDR, using ultimate parent ID's and counterparty IDs."

Please complete sections below:

ICE Trade Vault User Legal Entity Name:
_______________________________________________________

ICE Trade Vault User Legal Entity ID (LEI):
_______________________________________________________

Ultimate Parent:
_______________________________________________________

Ultimate Parent ID (LEI):
_______________________________________________________

ICE Trade Vault Affiliate Participants & Affiliate IDs (LEIs):
__________________________________ ____________________________________
__________________________________ ____________________________________
__________________________________ ____________________________________
__________________________________ ____________________________________
__________________________________ ____________________________________

The ICE Trade Vault User Legal Entity noted above agrees to immediately notify ICE Trade Vault should the Ultimate Parent and/or Affiliate Information change.

______________________________________________________
Date of Notification

_______________________________________________________
Signature of Requesting User

_______________________________________________________
Name of Requesting User Signatory